EXHIBIT 99.1

FOR IMMEDIATE RELEASE HEALTHTRONICS ANNOUNCES 2005 THIRD QUARTER RESULTS UROLOGY PROCEDURES INCREASE DESPITE HURRICANES MARGINS CONTINUE TO IMPROVE

AUSTIN, TX, November 2, 2005 — HealthTronics, Inc. (NASDAQ: HTRN), today announced its financial results for the third quarter ended September 30, 2005. Financial results for the third quarter of 2004 reflect the operations of Prime Medical Services, Inc. exclusively, and do not include HealthTronics Surgical Services, Inc. Comparable non-financial metrics and financial variances incorporated in this news release reflect the “as if” combined operations of both companies. See the attached tables.

Total revenues from continuing operations for the third quarter 2005 were $69.5 million. Under GAAP, income from continuing operations was $3.4 million, or $0.10 per diluted share. Excluding mandatory redemption premiums and loan fees associated with the early extinguishment of debt, and before the adverse impact of Hurricanes Katrina and Rita on the Company’s Gulf Coast partnerships and the severance payments associated with a former officer and director, income from continuing operations would have been $4.1 million, or $0.12 per diluted share. Fully diluted weighted average shares outstanding for the quarter were 35.8 million.

HealthTronics’ Senior VP & CFO, John Q. Barnidge, commented, “All of our business segments are performing well. Urology services revenues increased slightly over the third quarter of 2004, and we are achieving continued growth in the prostate therapy services. While our Medical Device segment reported third quarter 2005 net revenues of $6.1 million, down 13% from the prior year’s third quarter, its EBITDA of $1.8 million for the same period represents an impressive 297% increase, indicative of a much healthier and valuable business segment. Finally, our Specialty Vehicle segment reported a 2% increase in revenues for the third quarter 2005 over 2004, but more impressively, its EBITDA increased by 16% reflecting the benefits of our 2004 re-organization of that business.”

SEGMENT ANALYSIS

UROLOGY

Urology procedures (all modalities) totaled 17,310 during the quarter, an increase of 2% over the same period a year ago. Lithotripsy procedures totaled 14,941 representing an 8% decline from the previous year. The number of Litho procedures did increase sequentially from the second quarter 2005, by 817 procedures, or approximately 6%. Partnership constituency and the total number of referring physicians were consistent with the prior year’s quarter. Segment EBITDA totaled $8.1 million in the quarter. Average lithotripsy revenue per case remained steady at $2,050 and minority interest in lithotripsy partnerships also remained stable.

Mr. Barnidge stated, “The year-over-year decline in Litho procedures is attributable to two primary factors: First, approximately 60% of the reduction, or 565 procedures, is due to the rationalization of the old Medstone fee-for-service routes which were no longer economically viable. Second, our Gulf Coast partnerships, suffering from the impact of the aforementioned Hurricanes, accounted for over 30%, or 290, of the procedure decrease.”

The Company performed 2,369 prostate therapy treatments during the quarter, up 91% from 1,241 procedures in the same period a year ago. Prostate cancer procedures totaled 358 and BPH accounted for 2,011 cases. The Company continues to experience strong growth in this segment.

MEDICAL DEVICE SALES & SERVICE

During the third quarter 2005, the Medical Device segment’s revenues were $10.1 million, or $6.1 million after intercompany eliminations, 13% lower than the same period in 2004. However, production efficiencies and rationalized SG&A expenses helped drive substantial improvements in contribution margins, as segment EBITDA grew to $1.8 million, up dramatically from $453,000 in the comparable period.

Mr. Barnidge commented, “Gross margin on devices and consumables for the quarter was 55%, up significantly from the prior year’s third quarter gross margin of 33%. We look forward to continued growth and further expanded margins in this division as higher end products such as the UroVantage® impact product mix, complementing high margin consumable sales and opportunities for greater service and maintenance revenue.

During the quarter, we finalized the acquisition of all of the patents and other intellectual property for the urological devices formerly manufactured by High Medical Technologies of Lengwil, Switzerland. The acquisition ensures HealthTronics’ exclusive ownership and control of the patents, trademarks and manufacturing rights pertaining to the LithoDiamond and LithoTron lithotripters and the patent-protected electrodes utilized by these devices. The acquisition gives us the flexibility to locate production in a cost-efficient environment and also enables market-specific modifications to the devices that can pave the way for greater sales opportunities in international markets.”

Mr. Barnidge added, “We are progressing with our efforts to obtain FDA approval for the emerging technology known as High Intensity Focused Ultrasound (“HIFU”), a treatment for cancer of the prostate. We expect to begin clinical trials in the U.S. during the fourth quarter 2005. This cancer therapy addresses an enormous market and, as previously stated, there are over 7,000 successful clinical procedures on record in Europe for this technology. In the U.S. alone, there are approximately 35 million males who are in the so-called “Baby-Boom” generation who are not yet 60 years old. HealthTronics will continue to explore opportunities to expand our products and services in this area.”

SPECIALTY VEHICLE MANUFACTURING

Third quarter results for our Specialty Vehicles unit reflect continued margin improvements achieved as a result of our 2004 re-organization efforts. The Division’s EBITDA grew 16% to $2.5 million, on a revenue increase of 2% to $26.7 million when compared to the third quarter 2004. EBITDA margins increased to 9.2% from 8.1% in the same period last year.

The aforementioned operating gains were achieved in spite of the poor performance at AK’s Riverside, CA. plant. The third quarter 2005 EBITDA from Riverside was approximately $700,000 under expectations. Management is in the process of rationalizing this facility and expects substantial improvements by year end.

All three of our Specialty Vehicle market segments continue to have strong prospects for growth. Backlogs in mobile medical, broadcast and Homeland Security are steadily increasing. In fact, total backlog increased sequentially by over 12% between the second and third quarters 2005. The Company expects total EBITDA and EBITDA margins to improve even more as a result of further operational changes being implemented in the fourth quarter of 2005.

BALANCE SHEET METRICS AND FINANCIAL GUIDANCE

Mr. Barnidge added, “We had no outstanding amounts drawn under our $50 million revolving credit facility at September 30, 2005. Our net working capital balance at quarter end was $76.6 million and net debt was $125 million, down from $135 million at June 30, 2005.”

Before giving effect to the impact of Hurricanes Katrina and Rita as well as redemption premiums and loan fees associated with the early extinguishment of debt and the severance payments associated with a former officer and director, the Company now expects to earn $0.50 - $0.52 per diluted share for the fiscal year ending December 31, 2005.

Conference Call and Webcast

Management of HealthTronics will host a conference call the morning of Thursday, November 3, 2005 at 10:30 a.m. EDT. To participate in the live call, please dial 888-743-0342 (706-679-0861 for international callers) and ask for the “HealthTronics” call (conference I.D. #9664631). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be webcast live via the Investors section of the Company’s web site at www.healthtronics.com. To listen to the live webcast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site. A telephone replay will be available for two weeks by dialing 800-642-1687 (706-645-9291 for international callers) and entering the conference I.D. #9664631.

HEALTHTRONICS’ USE OF NON-GAAP FINANCIAL MEASURES

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP income from continuing operations and earnings per share exclude certain expenses in 2005 related to loan fees and incremental interest expense related to the Company’s refinancing of long-term debt and its senior credit facility, and in 2004 charges related to expenses primarily associated with the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, (collectively “Certain Charges”). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding Certain Charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

EBITDA AND ADJUSTED EBITDA

HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures, in various filings with the SEC. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not reflect minority interest expense when calculating EBITDA, however, HealthTronics adjusts for minority interest expense and refers to this measure as “Adjusted EBITDA”. HealthTronics has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budget process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operating performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics’ operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics’ business than could be obtained absent this disclosure. HealthTronics strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

About HealthTronics, Inc.

HealthTronics provides healthcare services, primarily to the urology community, and manufactures medical devices as well as specialty vehicles used for the transport of high technology medical and broadcast & communications equipment. For more information, visit www.healthtronics.com.

Statements by the Company’s management during the conference call announced in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, the integration of Prime’s and HealthTronics’ businesses, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc. John Q. Barnidge, Senior VP & CFO (512) 314-4554 www.healthtronics.com	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Loren G. Mortman (212) 836-9604, LMortman@equityny.com Lauren Barbera (212) 836-9610, LBarbera@equityny.com www.theequitygroup.com

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Statements of Income/Information GAAP VS. Pro Forma Results (Unaudited)

GAAP RESULTS	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2005	2004	2005	2004
Revenue:
Urology	$36,520	$17,372	$104,062	$48,251
Device Sales and Service	6,120	2,631	13,632	7,738
Specialty Vehicle Manufacturing	26,673	26,192	79,177	80,462
Other	151	237	542	712

Total revenue	69,464	46,432	197,413	137,163

Cost of services and general and administrative expenses:
Urology	15,711	6,748	46,011	19,257
Device Sales and Service	4,302	2,339	7,644	5,592
Specialty Vehicle Manufacturing	24,220	24,068	70,385	73,282
Corporate	1,370	700	4,140	2,697
Depreciation and amortization	3,319	1,837	9,825	5,303

	48,922	35,692	138,005	106,131

Operating income	20,542	10,740	59,408	31,032
Other income (expenses):
Interest and dividends	115	58	411	207
Interest expense	(2,065)	(2,380)	(6,797)	(7,033)
Loan fees	(187)	--	(2,833)	--

	(2,137)	(2,322)	(9,219)	(6,826)

Income from continuing operations before provision
for income taxes and minority interest	18,405	8,418	50,189	24,206

Minority interest in consolidated income	12,839	6,592	35,687	16,856

Provision for income taxes	2,144	584	5,584	2,605

Income from continuing operations	3,422	1,242	8,918	4,745

Income from discontinued operations, net of tax benefit	(404)	--	(1,340)	--

Net income	3,018	$1,242	7,578	$4,745

Diluted income from continuing operations per share:
Income from continuing operations	$0.10	$0.06	$0.25	$0.23

Weighted average shares outstanding	35,789	21,013	35,113	20,282

PRO FORMA RESULTS
Income from continuing operations, as reported	$3,422	$1,242	$8,918	$4,745
Costs related to plant and facility closings,
net of tax	--	1,470	--	1,470
Adverse impact of hurricanes,
net of tax	277	--	277	--
Compensation charge for employee severance and
puts and stock buybacks, net of tax	308	--	308	(517)
Loan fees and incremental interest charges, net of tax	116	--	2,395	--

Income from continuing operations, pro forma	$4,123	$2,712	$11,898	$5,698

Diluted income from continuing operations per share:
Income from continuing operations, pro forma	$0.12	$0.13	$0.34	$0.28

Weighted average shares outstanding	35,789	21,013	35,113	20,282

HealthTronics, Inc. Pro Forma Supplemental Financial Information Continuing Operations For the Nine Months Ended September 30, 2005 Unaudited In thousands, except per share data

	3rd Quarter		YTD
	2005	2004 (a)	2005	2004 (a)
Summary of Results from Operations
Revenues	$69,464	$46,432	$197,413	$137,163
EBITDA(b)	$24,926	$14,953	$70,594	$38,044
Adjusted EBITDA(b)	$12,087	$8,361	$34,907	$21,188
Net Income	$4,123	$2,712	$11,898	$5,698
EPS	$0.12	$0.13	$0.34	$0.28
Number of Shares	35,789	21,013	35,113	20,282
Segment Information
Revenues:
Urology	$36,520	$17,372	$104,062	$48,251
Medical Device Sales & Service	$6,120	$2,631	$13,632	$7,738
Specialty Vehicles	$26,673	$26,192	$79,177	$80,462
Adjusted EBITDA(b):
Urology	$8,050	$5,065	$23,057	$13,305
Medical Device Sales & Service	$1,830	$282	$6,028	$2,167
Specialty Vehicles(c)	$2,456	$2,126	$8,800	$6,371
Capital Expenditures:
Consolidated, net to HealthTronics	$1,895	$762	$5,454	$2,564
Urology, net to HealthTronics	$878	$480	$3,254	$1,377
Medical Device Sales & Service	$84	$--	$492	$--
Specialty Vehicles Manufacturing	$761	$52	$1,282	$432
Corporate	$172	$230	$426	$755
Other Information:
Cashflow from Operations	$21,013	$10,066	$33,946	$24,969
Net Draws (Payments) on Line of Credit	$(8,000)	$--	$(7,313)	$(3,000)
Net Debt	$124,791	$104,052	$124,791	$104,052
Days Sales Outstanding	37.4	34.6	37.4	34.6

(a) In accordance with General Accepted Accounting Principals, 2004 amounts are for Prime Medical Services, Inc. only.
(b) See accompanying reconciliation of EBITDA and Adjusted EBITDA
(c) Not adjusted for Project Waterford Expenses

HealthTronics, Inc Reconciliation of EBITDA and Adjusted EBITDA Continuing Operations For the Nine Months Ended September 30, 2005 Unaudited In thousands

	3rd Quarter		YTD
	2005	2004	2005	2004
Net Income from continuing operations as reported	$3,422	$1,242	$8,918	$4,745
Add Back(deduct):
Provision for income taxes	2,144	584	5,584	2,605
Interest expense, including loan fees	2,252	2,380	9,630	7,033
Depreciation and amortization	3,319	1,837	9,825	5,303
Compensation charge for employee severance
and puts and stock buybacks	500	--	500	(816)
Adverse impact of hurricanes	450	--	450	--
Costs related to plant and facility closings	--	2,318	--	2,318

Adjusted EBITDA	12,087	8,361	34,907	21,188
Add Back:
Minority interest expense	12,839	6,592	35,687	16,856

EBITDA	$24,926	$14,953	$70,594	$38,044

HealthTronics, Inc. Supplemental Segment Financial Information 2005 by Quarter Unaudited In thousands, except procedure data

	2005
	Q-3	Q-2	Q-1
Urology Segment

Procedures:
Litho	14,722	13,926	13,475
Holmium Renal	219	198	220
Prostate Laser	1,023	1,070	940
TUMT	984	1,000	818
Cryotherapy	358	387	372
Other	4	6	13

Total Procedures	17,310	16,587	15,838

Revenues:
Litho	$30,936	$28,548	$28,405
Holmium Renal	$147	$129	$146
Prostate Laser	$2,031	$2,084	$1,770
TUMT	$1,922	$2,008	$1,598
Cryotherapy	$1,465	$1,370	$1,414
Other	$19	$43	$27

Segment Revenue	$36,520	$34,182	$33,360

Adjusted EBITDA	$8,050	$7,121	$7,436

Specialty Vehicle Manufacturing Segment

Units:
Mobile Medical	32	38	32
Broadcast	33	32	34
Command/Homeland Security	19	11	36
Other	4	2	1

Total Units	88	83	103

Revenues:
Mobile Medical	$11,035	$14,112	$11,945
Broadcast	$5,853	$4,658	$6,170
Command/Homeland Security	$4,400	$3,532	$5,706
Other	$5,385	$3,228	$3,153

Segment Revenue	$26,673	$25,530	$26,974

Adjusted EBITDA	$2,456	$3,399	$2,944

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	September 30, 2005	December 31, 2004
ASSETS
Total current assets	$114,630	$102,535
Property and equipment, net	42,362	42,343
Assets held for sale	--	16,169
Other assets	317,245	313,226

	$474,237	$474,273

LIABILITIES
Total current liabilities	$37,860	$84,774
Long-term debt, net of current portion	133,466	110,304
Other long-term liabilities	27,431	26,339

Total liabilities	198,757	221,417
Liabilities held for sale	--	6,352
Minority interest	35,614	29,277
Total stockholders' equity	239,866	217,227

	$474,237	$474,273